Exhibit 99.1

HELICON CABLE HOLDINGS, LLC,
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES

29 South Main Street	Tel 860.561.4000
P.O. Box 272000	Fax 860.521.9241
West Hartford, CT 06127-2000	blumshapiro.com

Independent Auditors’ Report

To the Members
Helicon Cable Holdings, LLC

We have audited the accompanying consolidated balance sheets of Helicon Cable Holdings, LLC, and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income (loss), changes in members’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Helicon Cable Holdings, LLC, and Subsidiaries as of
December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Blum, Shapiro and Company, P.C.
April 2, 2010

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008

ASSETS

Current Assets
Cash	$864,442	$1,367,103
Trade accounts receivable, net	882,289	680,603
Other receivables	108,080	147,223
Prepaid expenses	300,205	357,356
Total current assets	2,155,016	2,552,285

Property, Plant and Equipment, Net	69,511,954	73,869,628

Other Assets
Franchise rights	56,090,559	56,090,559
Intangible assets, net	3,156,695	3,719,056
Due from related parties	455,792	160,908
Other assets	143,851	87,217
Total other assets	59,846,897	60,057,740

Total Assets	$131,513,867	$136,479,653

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Current portion of senior loans	$1,926,993	$728,697
Current portion of obligations under capital leases	542,269	539,372
Accounts payable and accrued expenses	5,799,275	9,275,923
Total current liabilities	8,268,537	10,543,992

Long-Term Liabilities
Senior loans, net of current portion	58,555,656	70,911,303
Subordinated term loan	16,538,675	15,884,236
Senior loan revolver	10,000,000	4,360,000
Obligations under capital leases, net	729,002	1,220,226
Derivative contracts, at fair value	1,961,701	3,676,188
Total long-term liabilities	87,785,034	96,051,953

Total liabilities	96,053,571	106,595,945

Members’ Equity	35,460,296	29,883,708

Total Liabilities and Members’ Equity	$131,513,867	$136,479,653

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Revenues
Analog cable	$24,861,136	$24,676,178
Digital cable	5,175,903	4,836,631
High-speed internet	9,426,372	7,892,163
Digital phone	302,958	7,617
Installation, advertising and other revenue	4,853,425	4,375,597
Total revenues	44,619,794	41,788,186

Expenses
Programming and other direct costs	15,626,048	13,798,331
Technical operations	4,607,327	4,563,790
Selling, general and administrative expenses	8,772,432	8,912,277
Management fees and corporate expenses	1,709,918	1,851,106
Transaction related expenses	122,767	62,928
Total expenses	30,838,492	29,188,432

Income from Operations	13,781,302	12,599,754

Depreciation and Amortization Expense	(11,665,898)	(10,609,024)

Interest Expense	(7,469,034)	(8,233,558)

Gain on Debt Repurchase	4,159,097	-

Net Loss	(1,194,533)	(6,242,828)

Other Comprehensive Income (Loss)

Net unrealized gain (loss) on investment and derivative contracts	1,771,121	(1,709,724)

Comprehensive Income (Loss)	$576,588	$(7,952,552)

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Members’ Equity - December 31, 2007	$37,836,260

Comprehensive Loss - 2008	(7,952,552)

Members’ Equity - December 31, 2008	29,883,708

Contributions - 2009	5,000,000

Comprehensive Income - 2009	576,588

Members’ Equity - December 31, 2009	$35,460,296

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Cash Flows from Operating Activities
Net loss	$(1,194,533)	$(6,242,828)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,665,898	10,609,024
Bad debt expense	909,904	855,344
Interest expense paid in kind	654,439	628,197
Loss from sale of assets	122,767	62,928
Gain on debt repurchase	(4,159,097)	-
(Increase) decrease in operating assets:
Accounts receivable	(1,111,590)	(720,821)
Prepaid expenses	57,151	(79,783)
Other assets	-	283,722
Due from related parties	5,116	(29,928)
Decrease in operating liabilities:
Accounts payable and accrued expenses	(3,476,648)	(781,776)
Net cash provided by operating activities	3,473,407	4,584,079

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(6,691,253)	(7,345,801)
Payments for intangible assets	(90,409)	(43,006)
Proceeds from sale of assets	5,000	-
Escrow deposits and other receivables	39,143	1,409,413
Settlement of purchase price, net	-	856,417
Net cash used in investing activities	(6,737,519)	(5,122,977)

Cash Flows from Financing Activities
Net borrowings on revolving loan	5,640,000	4,360,000
Principal payments on long-term debt	(6,727,597)	(3,360,000)
Payments of debt repurchase costs	(270,657)	-
Principal payments on obligations under capital leases	(580,295)	(408,259)
Capital contributions from members	5,000,000	-
Advances to related party	(300,000)	-
Net cash provided by financing activities	2,761,451	591,741

Net Increase (Decrease) in Cash	(502,661)	52,843
Cash - Beginning of Year	1,367,103	1,314,260
Cash - End of Year	$864,442	$1,367,103

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Helicon Cable Holdings, LLC (HCH) is a multi-service broadband communications company serving approximately 50,000 customers in Virginia and West Virginia.  HCH provides an array of broadband products and services to both residential and commercial customers in its markets.  These services primarily include analog and digital video, high-speed Internet access, and digital phone.  HCH is a wholly owned subsidiary of JetBroadband Holdings, LLC (JBH).

Principles of Consolidation - For the years ended December 31, 2009 and 2008, the consolidated financial statements include the accounts of Helicon Cable Holdings, LLC, and its wholly owned subsidiaries, JetBroadband VA LLC, JetBroadband WV, LLC, and Helicon Cable Communications, LLC (HCC) (collectively, the Company).  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates have been used in the allocation of acquisition costs to individual assets, the allowance for doubtful accounts and the useful lives of property, plant and equipment.  Actual results could differ from these estimates.

Cash - The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts Receivable - Accounts receivable are stated net of an allowance for doubtful accounts.  The allowance is estimated based on historical experience and an analysis of customer account balances, taking into consideration the age of past due amounts and assessments of the ability to pay.  Uncollectible account balances are written off when management determines the probability of collection is remote.  The Company generally does not require collateral from customers with acceptable credit profiles, but occasionally requires collateral deposits and/or credit card information from certain customers.  Credit risk is managed by disconnecting services to customers who are delinquent.  The allowance for doubtful accounts was $234,057 and $254,406 at December 31, 2009 and 2008, respectively.

Property, Plant and Equipment - Property, plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided for using the straight-line basis over the following estimated useful lives:

Cable plant	10 years
Headend and transmission equipment	11 years
Buildings	15 years
Office equipment	3-10 years
Vehicles	5 years

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The costs associated with construction of cable plant, headend and transmission equipment, and new cable service installations are capitalized.  Costs include all direct labor and materials.  Costs associated with subsequent installations of additional services are capitalized to the extent that they are incremental and directly attributable to the installation of advanced services.  Costs associated with subsequent disconnection and reconnecting services to existing customers are charged to operating expense as incurred.

Franchise Rights - Franchise rights, which are initially recorded upon acquisition as the excess of total consideration paid over the fair value of other assets acquired, net of liabilities assumed, represent the value attributed to agreements with local authorities that allow access to homes in cable service areas acquired in connection with business combinations.  Franchise rights have been determined to have indefinite useful lives because the agreements may be renewed indefinitely and at little cost.  Thus, these franchise rights are not subject to amortization.  This determination is reviewed periodically for each franchise.

These franchise rights are evaluated for impairment annually or more frequently whenever events or changes in circumstances indicate that the assets might be impaired.  The fair value of cable franchise rights is estimated taking into consideration analyses of current market transactions, discounted cash flow analyses and estimated future operating results.  If the fair value of cable franchise rights determined by these evaluations is less than its carrying amount, an impairment loss would be recognized.  The value of franchise rights decreased during 2008 as a result of final settlement of the purchase price of acquisitions made during 2007.  No impairment losses were recognized for the years ended December 31, 2009 and 2008.

Intangible Assets - Intangible assets are carried at cost less accumulated amortization.  Amortization is provided for using the straight-line basis over the following estimated useful lives:

Deferred finance fees	7 years
Noncompete agreements	15 years
Software license agreements	5 years
Trademarks	15 years
Website development costs	7 years

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.  No impairment losses were recognized for the years ended December 31, 2009 and 2008.

Revenue Recognition - The Company accounts for revenue, costs and expenses related to residential cable services as the related services are performed in accordance with accounting principles generally accepted in the United States of America.  Installation revenue for residential cable services is recognized to the extent of direct selling costs incurred.  Revenue from advertising sales is recognized as the advertising is transmitted over the Company’s network.

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Programming and Other Direct Costs - Programming and other direct costs include cable video programming costs and other direct costs that the Company incurs in conjunction with providing its residential and commercial internet and phone services.

Technical Operations - Technical operations include field service costs.  Field service costs include costs associated with providing and maintaining the Company’s network and customer care costs necessary to maintain its customer base.

Leases - The Company leases certain equipment under terms that meet the criteria for capital leases.  As a result, those leases have been capitalized at the present value of the net lease payments at inception, and amortization has been calculated on a straight-line basis over the terms of the leases.  Amounts included under liabilities represent the present value of remaining lease payments.

Asset Retirement Obligations - Certain of the Company’s franchise agreements contain provisions requiring restoration of facilities or removal of equipment in the event that the franchise is not renewed.  The Company expects to continually renew franchise agreements and has concluded that the related franchise right is an indefinite lived intangible asset.  Accordingly, the possibility is remote that the Company would be required to incur significant restoration or removal costs related to these franchise agreements in the foreseeable future.

Income Taxes - No income taxes are provided for in the accompanying consolidated financial statements since the income or loss of the Company is reportable in the respective income tax returns of the members.

The activities of the Company are included in the consolidated returns of JBH.  The income tax returns of JBH for the years ended December 31, 2006 through 2009 are subject to examination by the Internal Revenue Service and various state jurisdictions.

Subsequent Events - In preparing these financial statements, management has evaluated subsequent events through April 2, 2010, which represents the date the financial statements were available to be issued.

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment for the years ended December 31, 2009 and 2008, consisted of the following:

	2009	2008

Cable plant	$74,655,117	$70,703,993
Headend and transmission equipment	15,929,018	13,488,687
Buildings	1,441,300	1,441,300
Office equipment	2,861,825	2,737,853
Vehicles	2,755,239	2,659,930
	97,642,499	91,031,763
Less accumulated depreciation	28,130,545	17,162,135

Net Property and Equipment	$69,511,954	$73,869,628

Depreciation expense totaled $11,011,341 and $9,962,121 for the years ended December 31, 2009 and 2008, respectively.

NOTE 3 - INTANGIBLE ASSETS

Intangible assets as of December 31, 2009 and 2008, consisted of the following:

	Cost	Accumulated Amortization	Net
2009

Deferred finance fees	$4,270,042	$1,524,417	$2,745,625
Other intangible assets	759,608	348,538	411,070

Total	$5,029,650	$1,872,955	$3,156,695

	Cost	Accumulated Amortization	Net
2008

Deferred finance fees	$4,234,872	$1,000,507	$3,234,365
Other intangible assets	704,369	219,678	484,691

Total	$4,939,241	$1,220,185	$3,719,056

Other intangible assets include software license agreements, noncompete agreements, website development costs and trademarks.  Amortization of intangible assets totaled $654,557 and $646,903 for the years ended December 31, 2009 and 2008, respectively.

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INTANGIBLE ASSETS (Continued)

Estimated aggregate amortization expense for the next five years is as follows:

Year Ending December 31

2010	$660,676
2011	651,208
2012	593,757
2013	545,505
2014	336,107

NOTE 4 - LONG-TERM DEBT AND LINE OF CREDIT

Senior Loans - On July 12, 2007, the Company secured a Senior Loan Facility from a group of financial institutions for the purpose of refinancing its existing senior and subordinated loans and completing the acquisition of the Cebridge Acquisition, LLC (d/b/a Suddenlink) assets.  The Senior Loan Facility includes:

•
$10,000,000 Revolving Loan Commitment that matures on August 1, 2013, or such earlier date as payment of the Revolving Loans shall be due (whether by acceleration, reduction of the Revolving Loan Commitment to zero or otherwise).

•	$10,000,000 Term Loan A that matures on August 1, 2013, or such earlier date as payment of the Term A Loans shall be due (whether by acceleration or otherwise).

•	$65,000,000 Term Loan B that matures on August 1, 2014, or such earlier date as payment of the Term A Loans shall be due (whether by acceleration or otherwise).

•
$20,000,000 Incremental Facility Commitment that is available to the Company to fund future acquisitions and upon attaining a predefined Senior Leverage Ratio.  An Incremental Facility Commitment can take the form of a new term loan, and the maturity date shall be no earlier than the Term B Loan maturity date.

•	$2,000,000 Letter of Credit Commitment that is available to the Company pursuant to certain terms and conditions contained in the loan agreement.

The loans bear interest at fluctuating interest rates per annum depending on whether the loan advances, at the choice of the Company, are made as base rate advance or LIBOR advance.  For base rate advances, the interest is equal to the higher of (a) the rate of interest quoted from time to time by the administrative agent as its “prime rate” or “base rate” or (b) the federal funds rate plus one-half of one percent (0.50%).  Both types of advances have applicable margins added to the base rate or LIBOR.  For the Revolving and Term Loan A, the applicable margins vary depending on the Company’s senior leverage ratio.  The applicable margin with respect to Term B Loans is 3.00% for

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LONG-TERM DEBT AND LINE OF CREDIT (Continued)

LIBOR advances and 2.00% for base rate advances.  Interest on LIBOR loans is payable on the three-month anniversary of LIBOR loans and at the end of each calendar quarter for base rate loans.  At December 31, 2009 and 2008, the effective rates of interest were 4.19% and 5.20%, respectively.  The effective interest rate, inclusive of the effects of derivative contracts, was 6.44% and 6.81% as of December 31, 2009 and 2008, respectively.  The principal balance of the Term A Loans and the Term B Loans outstanding on August 1, 2009 shall be repaid in consecutive quarterly installments on the last business day of each calendar quarter with a balloon payment in 2014.  The Senior Loans are secured by substantially all of the assets of the Company and are subject to certain financial and other covenants.

As required by the Senior Loan agreement, any unreinvested net proceeds from the sale of the Eastern Virginia cable systems were required to be repaid on a pro rata basis to the Term A Loans and Term B Loans.  Accordingly, in 2008, the Company borrowed $3,360,000 under its Revolving Loan to repay $448,000 to the Term A Loans and $2,912,000 to the Term B Loans.  In January 2009, the Company borrowed $1,200,000 under its Revolving Loan to repay $160,000 to the Term A Loans and $1,040,000 to the Term B loans.  This repayment, along with the $3,360,000 repaid in 2008, brings the total repayment to $4,560,000 and fulfills the Company’s obligation to repay any unreinvested net proceeds related to the sale of the Eastern Virginia cable systems.  During 2009 and 2008, the Company borrowed an additional $4,440,000 and $1,000,000, respectively, under the Revolving Loans to finance capital expenditures and working capital items.

In February 2009, the Company repurchased $9,228,654 of the Term B Loans (see Note 7).

Subordinated Loan - On August 1, 2007, the Company secured a $15,000,000 Subordinated Term Loan Facility from two lenders who are also equity members of the Company.  The Subordinated Term Loan matures on August 1, 2015 and pays a fixed rate of interest of 14.25%, with at least 9.25% paid monthly and the remaining interest deferred.  The accumulating deferred interest is to be paid by the maturity date of the loan.  The Company may elect to pay interest in excess of 9.25%, under certain circumstances.  Interest is payable on the last day of each calendar quarter.  The Company may make voluntary prepayments if the Senior Loans have been repaid in full and all commitments to extend credit under the Senior Loan Facility have terminated or expired, or if the requisite Senior Lenders have consented or waived a required prepayment in accordance with the terms of the Senior Loan Facility.  Mandatory prepayments are also required under certain circumstances.  No payments of principal or deferred interest are due until August 1, 2015.

Management believes the carrying amount of the long-term debt approximates fair value.

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LONG-TERM DEBT AND LINE OF CREDIT (Continued)

Amounts outstanding as of December 31, 2009 and 2008, were as follows:

	2009	2008

Senior debt:
Term Loan A	$8,922,400	$9,552,000
Term Loan B	51,560,249	62,088,000
Total senior loans	60,482,649	71,640,000

Senior loan revolver	10,000,000	4,360,000

Subordinated term loan, including deferred interest of $1,538,675 and $884,236 as of December 31, 2009 and 2008, respectively	16,538,675	15,884,236

Total Long-Term Debt	$87,021,324	$91,884,236

Expected maturities on these loans for the next five years and thereafter are as follows:

Year Ending December 31

2010	$1,926,993
2011	2,866,193
2012	3,805,393
2013	12,396,593
2014	49,487,476
Thereafter	16,538,676

$87,021,324

The Company has entered into interest rate swap and collar agreements with a financial institution in order to mitigate interest rate risk associated with its variable rate debt.  In accordance with accounting principles generally accepted in the United States of America, the Company has reflected these agreements as derivative contracts, at fair value, on the accompanying consolidated financial statements at their current market values as of December 31, 2009 and 2008, of $(1,961,701) and $(3,676,188), respectively.  The corresponding gains and losses are shown on the accompanying consolidated statements of operations and comprehensive loss as net unrealized gain (loss) on investment and derivative contracts.

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - FAIR VALUE MEASUREMENTS

Accounting principles generally accepted in the United States of America provide a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurements), then to significant other observable inputs (Level 2 measurements), and the lowest priority to significant unobservable inputs (Level 3 measurements).

At December 31, 2009 and 2008, assets or liabilities measured at fair value in the accompanying consolidated financial statements consisted of a liability related to the derivative contracts.  The fair value of this liability is measured on a recurring basis using Level 3 inputs.

The following is a summary of the changes in the balance of the derivative contracts measured at fair value on a recurring basis using significant unobservable inputs for the years ended December 31, 2009 and 2008:

	2009	2008

Balance - beginning of year	$3,676,188	$1,912,326

Total (gain) loss on derivative contracts	(1,714,487)	1,763,862

Balance - End of Year	$1,961,701	$3,676,188

NOTE 6 - CAPITAL LEASES

The Company is obligated under various capital leases for equipment.  Total cost of the equipment, which is included in property, plant and equipment, was $2,710,722 and $2,618,754 at December 31, 2009 and 2008, respectively.  Monthly installments, including principal and interest, are payable through 2013.  Amortization of equipment under capital leases is included in depreciation expense.

Future obligations on equipment under capital leases at December 31, 2009 are as follows:

Year Ending December 31

2010	$621,260
2011	421,505
2012	200,543
2013	198,497
1,441,805
Less amount representing interest	170,534

Obligations Under Capital Leases	$1,271,271

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - MEMBERS’ EQUITY

In February 2009, the Company received proceeds of $5,000,000 for the issuance of additional membership interests to existing investors.  The Company utilized the proceeds to complete a Senior Debt repurchase and to pay certain fees of the transaction.

During 2009, the Company advanced $300,000 to JBH to acquire interests in JetBroadband Management Holdings, LLC.  The advance bears no interest and has no fixed repayment terms.

NOTE 8 - RELATED PARTY TRANSACTIONS

HCC provides management services to the Company.  The Company also reimburses HCC for certain costs incurred in the ordinary course of business.  The Company incurred management fees and expense reimbursements in the amount of $1,709,918 and $1,851,106 for the years ended December 31, 2009 and 2008, respectively.  From time to time, the Company made advances to HCC.

At December 31, 2009 and 2008, the Company had advances, including accrued interest, of $154,815 and $160,908, respectively, to employees, of which $100,000 was used to purchase preferred membership interests in JBH.  Of the loan amount, $100,000 is secured by the JBH preferred membership interest, is interest bearing and interest is payable annually.  The balance of the loan is unsecured and is interest bearing.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company currently leases offices, a production facility and equipment under noncancelable leases, which expire on dates through September 30, 2023.  Rental expense for the years ended December 31, 2009 and 2008, was $334,122 and $281,392, respectively.  Future minimum rental payments under noncancelable long-term leases at December 31, 2009 are as follows:

Year Ending December 31

2010	$343,304
2011	350,664
2012	331,952
2013	191,296
2014	171,168
Thereafter	1,580,882

The Company is involved in certain litigation arising in the ordinary course of business.  Although the outcome of these matters cannot presently be determined, management does not expect that the resolution of these matters will have a material adverse effect on the Company’s financial position or results of operations.

HELICON CABLE HOLDINGS, LLC, AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - CASH FLOWS

Additional Cash Flow Information - The Company paid cash for interest of $7,045,618 and $8,022,027 during the years ended December 31, 2009 and 2008, respectively.

On November 5, 2009, the Company sold all of its cable assets serving 100 customers in Panther, WV.  The selling price was $5,000, and the net proceeds were $1,109 after $3,891 of transaction costs.  The transaction resulted in a loss from sale of assets of $122,767, included in transaction related expenses on the accompanying consolidated statements of operations and comprehensive income (loss).

Noncash Investing and Financing Activities - During the years ended December 31, 2009 and 2008, the Company acquired vehicles and telephone equipment by incurring capital lease obligations of $91,968 and $810,495, respectively.

During 2008, the Company wrote off deferred financing costs and the related accrued invoices totaling $87,246.

NOTE 11 - EMPLOYEE BENEFIT PLAN

The Company allows eligible employees to participate in the JetBroadband 401(k) Plan (the Plan).  Employees are eligible on the first of the month following completion of six months of service.  Employees can contribute up to the maximum allowable amount as determined by the Internal Revenue Service in each year.

The Plan allows for discretionary employer contributions.  For the years ended December 31, 2009 and 2008, $4,748 and $6,692, respectively, was contributed to the Plan.

Helicon Cable Holdings, LLC
Consolidated Balance Sheet
(Unaudited)

March 31, 2010
Current Assets
Cash	$1,588,657
Trade accounts receivable	623,967
Other receivables	124,065
Prepaid expenses	266,448
Total current assets	2,603,137

Property, Plant and Equipment, Net	67,713,044

Other Assets
Franchise rights	56,090,559
Intangible assets, net	2,992,635
Due from related party	604,181
Other assets	143,851
Total other assets	59,831,226

TOTAL ASSETS	$130,147,407

Current Liabilities
Current portion of senior loans	$2,161,793
Current portion of obligations under capital leases	519,989
Accounts payable and accrued expenses	5,439,727
Total current liabilities	8,121,509

Long-Term Liabilities
Senior loans	57,956,508
Subordinated term loan	16,704,436
Senior loan revolver	10,000,000
Obligations under capital leases, net	606,024
Derivative contracts, at fair value	1,961,701
Total long-term liabilities	87,228,669

Total liabilities	95,350,178

Members' Equity	34,797,229

TOTAL LIABILITIES and MEMBERS' EQUITY	$130,147,407

Helicon Cable Holdings, LLC
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

For the 3 Months Ended
March 31, 2010
Revenues
Analog cable	$6,270,413
Digital cable	1,318,136
High-speed internet	2,585,201
Digital phone	182,816
Installation, advertising and other revenue	1,152,408
Total Revenues	11,508,974

Expenses
Programming and other direct costs	$4,054,145
Technical operations	1,073,880
Selling, general , and administrative expenses	2,034,420
Management fees and corporate overhead	349,826
Transaction related expenses	-
Total Expenses	7,512,271

Income (Loss) from Operations	3,996,703

Depreciation and Amortization Expense	(3,013,507)

Interest Expense	(1,646,263)

Net Loss	(663,067)

Other Comprehensive Losses	-

Comprehensive Loss	$(663,067)